Exhibit h.(v).a

SECOND AMENDMENT TO THE
SECURITIES LENDING AUTHORIZATION AGREEMENT
BETWEEN

LATTICE STRATEGIES TRUST,

HARTFORD EXCHANGE-TRADED FUND TRUST,
EACH ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B
AND
STATE STREET BANK AND TRUST COMPANY

This Second Amendment (this “Amendment”) dated as of March 20, 2017 is between LATTICE STRATEGIES TRUST, HARTFORD EXCHANGE-TRADED FUND TRUST, each a registered management investment company, organized and existing under the laws of California (each a “Trust,” collectively, the “Trusts”), acting on behalf of each of its funds as listed on Schedule B (each a “Fund,” and collectively, the “Funds”), severally and not jointly, and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliate (collectively, “State Street”).

Reference is made to the Securities Lending Authorization Agreement, dated January 26, 2015, as amended (in effect immediately prior to the date of this Amendment, the “Agreement”), between Lattice Strategies Trust and State Street.

This Amendment shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each Fund as it may be amended by the parties, and no Fund shall be responsible or liable for any of the obligations of any other Fund under the Agreement or otherwise, notwithstanding anything to the contrary contained therein or herein.

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth below.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1.     Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.     Joinder of Hartford Exchange-Traded Fund Trust.

(i) Hartford Exchange-Traded Fund Trust, for itself and on behalf of each of its Funds, hereby acknowledges and agrees that, effective as of March 20, 2017, it (i) is a party to the Agreement (as amended from time to time, including hereby), (ii) makes all representations and warranties made by Lattice Strategies Trust, on behalf of itself and each of its Funds, in the Agreement, (iii) is fully bound by, and subject to, all of the covenants, terms and conditions thereof, and (iv) is deemed a “Trust” thereunder for all purposes.

(ii) Lattice Strategies Trust, for itself and on behalf of each of its Funds, hereby acknowledges and agrees, effective as of March 20, 2017, to the addition of Hartford Exchange-Traded Fund Trust, on behalf of itself and its Funds, as a “Trust” thereunder for all purposes.

3.     Amendment. Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing with the revised Schedule B attached to this Amendment.

4.     Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it.

5.     Governing Law; Miscellaneous. This Amendment shall be governed and construed in accordance with the governing law of the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

6.     Effective Date: This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officer(s) to execute this Second Amendment.

LATTICE STRATEGIES TRUST,
on behalf of each of its funds as listed on Schedule B,
severally and not jointly

By:	/s/ Albert Y. Lee
Name:	Albert Y. Lee
Title:	Treasurer

Hartford Exchange-Traded Fund Trust
on behalf of each of its funds as listed on Schedule B,
severally and not jointly

By:	/s/ Albert Y. Lee
Name:	Albert Y. Lee
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Francesco Squillacioti
Name:	Francesco Squillacioti
Title:	Senior Managing Director